Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 on Form S-3/A of our report dated May 20, 1999 (except for Note 17 as to which the date is June 16, 1999) relating to the financial statements, which appears in the Valence Technology, Inc. Annual Report on Form 10-K for the year ended March 28, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
March 7, 2000